UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2006
CORVEL CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-19291 (Commission File Number)	33-0282651 (IRS Employer Identification No.)

2010 Main Street, Suite 600, Irvine, California (Address of Principal Executive Offices)		92614 (Zip Code)
Registrant’s telephone number, including area code (949) 851-1473
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 10.1

Item 1.01. Entry into a Material Definitive Agreement.
Amendment and Restatement of Restated 1988 Executive Stock Option Plan
     On August 3, 2006, at the 2006 Annual Meeting of Stockholders of CorVel Corporation (the “Company”), the Company’s stockholders approved a series of amendments to, and a restatement of, the Company’s Restated 1988 Executive Stock Option Plan (the “Option Plan”) that effected the following changes: (i) the termination date of the Option Plan was extended by ten years from June 30, 2006 to June 30, 2016; (ii) the maximum number of shares of Common Stock authorized for issuance over the term of the Option Plan was increased by an additional 500,000 shares to an aggregate of 6,455,000 shares; (iii) the Option Plan was renamed as the “CorVel Corporation Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan)” (as so amended and restated, the “Omnibus Plan”); (iv) in addition to grants of stock options and tandem stock appreciation rights, the Omnibus Plan now permits awards of free-standing stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents, and other stock-based awards (collectively, “Awards”); (v) the Omnibus Plan addresses changes in applicable law and accounting principles; and (iv) various other improvements to the Option Plan were effected. This amendment and restatement of the Option Plan was previously approved by the Company’s Board of Directors (“Board”), subject to such stockholder approval. The Omnibus Plan also contains an automatic option grant program, pursuant to which non-employee Board members will receive automatic option grants. Except with respect to the automatic option grant program, the administration of which is self-executing, the Company’s Board and Compensation Committee (“Committee”) have the authority to determine the type of Award as well as the amount, terms and conditions of each Award under the Omnibus Plan, subject to the express limitations and other provisions of the Omnibus Plan. A summary description of the Omnibus Plan is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 30, 2006 in connection with the Annual Meeting of Stockholders held on August 3, 2006.
     The purpose of the Omnibus Plan is to serve as a comprehensive equity incentive program to attract and retain the services of individuals essential to the Company’s long-term growth and success, and to encourage such individuals to put forth maximum efforts for the success of the Company’s business. Accordingly, the Company’s officers and other employees, non-employee directors and other consultants and advisors will have the opportunity to acquire a meaningful equity interest, or otherwise increase their equity interest, in the Company through their participation in the Omnibus Plan. The Board approved the Omnibus Plan because it believed that the Company needed an updated employee benefit plan in light of changes in the accounting rules and tax laws regarding compensation awards, and because the flexibility of the Omnibus Plan in types and specific terms of Awards will allow the Company to better align incentive compensation with increases in stockholder value.
     The aggregate number of shares of the Company’s common stock (“Common Stock”) that may be issued under all stock-based Awards over the term of the Omnibus Plan may not exceed 6,455,000 shares, which includes the increase of 500,000 shares that was approved at the 2006 Annual Meeting. The shares of Common Stock issuable under the Omnibus Plan may be drawn from shares of authorized but unissued Common Stock or from shares of Common Stock that the Company acquires. For purposes of Section 162(m) of the Internal Revenue Code, no Award recipient may be granted (i) options or stock appreciation rights with respect to more than 500,000 shares of Common Stock in the aggregate within any fiscal year or (ii) qualified performance based Awards which could result in such person receiving more than $1,500,000 in cash or the equivalent fair market value of shares of Common Stock determined at the date of grant for each full or partial fiscal year contained in the performance period of a particular qualified performance based award, subject to certain adjustments.
     The number of shares available for Awards, as well as the terms of outstanding Awards, are subject to adjustment as provided in the Omnibus Plan for stock splits, stock dividends, recapitalizations and other similar events. Shares subject to any outstanding options or other equity based awards under the Omnibus Plan which expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the Omnibus Plan that the Company subsequently purchases, at the option exercise or direct issue price paid per share, pursuant to the Company’s purchase rights under the Omnibus Plan will be added back to the number of shares reserved for issuance under the Omnibus Plan and will accordingly be available for subsequent issuance. Should the exercise price of an outstanding option or other Award under the Omnibus Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Omnibus Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option or other Award or the vesting of a stock issuance or other Award under the Omnibus Plan, then the number of shares of Common Stock available for issuance under the Omnibus Plan shall be reduced by the gross number of shares for which the option or other Award is exercised or which vest under the stock issuance or other Award, and not by the net number of shares of Common Stock actually issued to the participant. The Omnibus Plan also contains certain limits with respect to the terms of different types of Awards and with respect to the number of shares subject to Awards that can be granted to a participant during any year.
     Under the automatic option grant program, when an individual who has not been in the prior employ of the Company first becomes a non-employee Board member, whether through election by the Company’s stockholders or appointment by the Board, he or she will receive an automatic option grant for 7,500 shares of Common Stock. In addition, on the date of each annual stockholders meeting, each individual who has served as a non-employee Board member for at least six months prior to the date of such stockholder meeting, whether or not he or she has been in the prior employ of the Company, will automatically be granted a stock option to purchase 3,000 shares of Common Stock. There will be no limit on the number of such 3,000-share options any one non-employee Board member may receive over his or her period of Board service.
     Each option granted under the automatic option grant program will have an exercise price per share equal to 100% of the fair market value of the option shares on the automatic grant date and maximum term of ten years measured from the grant date. Each automatic grant will become exercisable in a series of four equal and successive annual installments over the optionee’s period of Board service, with the first such installment to become exercisable twelve months after the grant date.
     The shares subject to each automatic option grant will immediately vest upon the optionee’s death or permanent disability and upon certain changes in control of the Company. In addition, upon the successful completion of a hostile take-over of the Company, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such shares.
     In the event of an acquisition of the Company by merger or asset sale (a “Corporate Transaction”), each discretionary option outstanding at the time will automatically become exercisable as to all of the option shares immediately prior to the effective date of the Corporate Transaction. However, no acceleration will occur if and to the extent: (i) such option is either to be assumed by the successor corporation or its parent or replaced by a comparable option to purchase shares of the capital stock of the successor corporation or its parent, (ii) such option is to be replaced with a cash incentive program of the successor corporation designed to preserve the difference between the exercise price and the fair market value of the Common Stock at the time of the Corporate Transaction and incorporating the same vesting schedule applicable to the option or (iii) acceleration of such option is subject to other limitations imposed by the Committee at the time of grant. The Committee will have the discretion to provide for the automatic acceleration of one or more assumed or replaced options which are not otherwise accelerated in connection with the Corporate Transaction, or to provide for automatic vesting of the optionee’s interest in any cash incentive program implemented in replacement of his or her options, should the optionee’s employment with the successor entity terminate within a designated period following the Corporate Transaction. The Committee also may permit accelerated vesting of other equity based awards upon the occurrence of certain events, including a change in control, regardless of whether the award is assumed, substituted or otherwise continued in effect by the successor corporation.
     The Company intends to register the increase in shares of common stock that will become available for issuance under the Omnibus Plan on a registration statement on Form S-8 to be filed with the Securities and Exchange Commission at the Company’s expense.
     The Board may amend or modify the Omnibus Plan, subject to any required stockholder approval and certain other limitations. The Board may terminate the Omnibus Plan at any time, but the Omnibus Plan will in all events terminate on the earliest of (i) June 30, 2016, (ii) the date all shares available for issuance under the Omnibus Plan are issued or canceled pursuant to the exercise or surrender of options or other awards granted under the Omnibus Plan or (iii) the date all outstanding awards are terminated in connection with a Corporate Transaction. Any options or other awards outstanding at the time of termination of the Omnibus Plan will remain in force in accordance with the provisions of the instruments evidencing such grants.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Omnibus Plan, which is filed as Exhibit No. 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired
     Not Applicable
     (b) Pro Forma Financial Information
     Not Applicable
     (c) Shell Company Transactions
     Not Applicable

     (d) Exhibits

Exhibit No.	Description

10.1	CorVel Corporation Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan)

10.2	Form of Notice of Grant of Stock Option (Incorporated herein by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 1994)

10.3	Form of Stock Option Agreement (Incorporated herein by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 1994)

10.4	Form of Notice of Exercise (Incorporated herein by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 1994)
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEL CORPORATION (Registrant)
Dated: August 9, 2006	/s/ V. GORDON CLEMONS
V. Gordon Clemons
Chief Executive Officer